Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Frank P. Leslie III
U.S. Bank Trust National Association
60 Livingston Avenue
St. Paul, MN 55107
Telephone (651) 495-3913
(Name, address and telephone number of agent for service)

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	37-1105865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3322 West End Avenue
Nashville, Tennessee	37203-1071
(Address of Principal Executive Offices)	(Zip Code)

Variable Denomination Floating Rate Demand Notes

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

USE ONE OF FOLLOWING RESPONSES ONLY

Items 3-15	Not applicable because, to the best of Trustee’s knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Items 3-15	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

5.	Not applicable.

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6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 24th day of March, 2004.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/Frank P. Leslie III
Name:	Frank P. Leslie III
Title:	Vice President

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Exhibit 7

U.S. Bank Trust National Association
Statement of Financial Condition
As of 12/31/2003

($000’s)

12/31/2003

Assets
Cash and Due From Depository Institutions	$380,701
Fixed Assets	652
Intangible Assets	116,064
Other Assets	28,259

Total Assets	$525,676

Liabilities
Other Liabilities	$16,117

Total Liabilities	$16,117

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	2,627

Total Equity Capital	$509,559

Total Liabilities and Equity Capital	$525,676

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.
U.S. Bank Trust National Association

By:	/s/Frank P. Leslie III

Name	Frank P. Leslie III
Title	Vice President

Date: March 24, 2004

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